                                                                       EXHIBIT 2

[TRANSCANADA LOGO]                                          [COMPUTERSHARE LOGO]

                                           Computershare Trust Company of Canada
                                                9th Floor, 100 University Avenue
                                                        Toronto, Ontario M5J 2Y1
                                                           www.computershare.com




                                      SECURITY CLASS

                                      HOLDER ACCOUNT NUMBER



                                      Please print in ink. Print in CAPITAL
                                      letters inside the grey areas as shown in this example.

                                      / A / B / C /  / 1 / 2 / 3 /  / X /
--------------------------------------------------------------------------------
FORM OF PROXY - ANNUAL AND SPECIAL MEETING TO BE HELD ON APRIL 23, 2004
--------------------------------------------------------------------------------

NOTES TO PROXY

1. EVERY HOLDER HAS THE RIGHT TO APPOINT SOME OTHER PERSON OF THEIR CHOICE, WHO NEED NOT BE A HOLDER, TO ATTEND AND ACT ON THEIR BEHALF AT THE MEETING. IF YOU WISH TO APPOINT A PERSON OTHER THAN THE PERSONS WHOSE NAMES ARE PRINTED HEREIN, PLEASE INSERT THE NAME OF YOUR CHOSEN PROXYHOLDER IN THE SPACE PROVIDED (SEE REVERSE).

2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3. This proxy should be signed in the exact manner as the name appears on the proxy.

4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5. THE SECURITIES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE HOLDER, HOWEVER, IF SUCH A DIRECTION IS NOT MADE IN RESPECT OF ANY MATTER, THIS PROXY WILL BE VOTED AS RECOMMENDED BY MANAGEMENT.


VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!
VOTING BY MAIL may be the only method for holdings held in the name of a corporation or holdings being voted on behalf of an individual. VOTING BY MAIL OR BY INTERNET are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy.
Instead of mailing this proxy, you may choose one of the two voting methods outlined below to vote this proxy. Have this proxy in hand when you call.
RECEIVE DOCUMENTS ELECTRONICALLY - You can enrol to receive future securityholder communication electronically, after you vote using the Internet. If you don't vote online, you can still enrol for this service. Follow the instructions below.

-------------------------------------   ------------------------------------------    ---------------------------------------------
[GRAPHIC] TO VOTE USING THE TELEPHONE
          (WITHIN CANADA AND U.S.)      [GRAPHIC] TO VOTE USING THE INTERNET          [GRAPHIC] TO RECEIVE DOCUMENTS ELECTRONICALLY
-------------------------------------   ------------------------------------------    ---------------------------------------------
          - Call the toll free number             - Go to the following web site:             - You can enrol to receive future
            listed BELOW from a touch               www.computershare.com/ca/proxy              securityholder communications
            tone telephone. There is                                                            electronically, after you vote
            NO CHARGE for this call.                                                            using the Internet. If you DON'T
                                                                                                vote online, you can still enrol
            1 (877) 236-4857                                                                    by visiting www.computershare.com
                                                                                                - click "Investors" and then
                                                                                                "Electronic Shareholder
                                                                                                Communications".

YOU WILL NEED TO PROVIDE YOUR HOLDER ACCOUNT NUMBER AND PROXY ACCESS NUMBER LISTED BELOW.

HOLDER ACCOUNT NUMBER                   PROXY ACCESS NUMBER

IF YOU VOTE BY TELEPHONE OR THE INTERNET, DO NOT MAIL BACK THIS PROXY. Proxies submitted must be received by 4:30 pm (EDT) on April 21, 2004.

THANK YOU

                                                                               +
                                                            [BAR CODE GRAPHIC]

--------------------------------------------------------------------------------
THIS FORM OF PROXY IS SOLICITED BY AND ON BEHALF OF MANAGEMENT.
--------------------------------------------------------------------------------


APPOINTMENT OF PROXYHOLDER


I/WE BEING SHAREHOLDER(S) OF TRANSCANADA CORPORATION    OR    Print the name of the       --------------------
HEREBY APPOINT: Richard F. Haskayne, Chair, or                person you are appointing
failing him Harold N. Kvisle, President and CEO,              if this person is someone
or failing him Rhondda E.S. Grant, Vice-President             other than the Chairman
and Corporate Secretary                                       of the Meeting.             --------------------

as my/our proxyholder with full power of substitution and to vote in accordance with the following directions (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the ANNUAL AND SPECIAL MEETING OF TRANSCANADA CORPORATION TO BE HELD IN THE IMPERIAL BALLROOM AT THE HYATT REGENCY CALGARY DOWNTOWN,
700 CENTRE STREET S.E., CALGARY, ALBERTA, ON FRIDAY, APRIL 23, 2004 AT 10:30 AM (MOUNTAIN DAYLIGHT TIME), and at any adjournment thereof.

1.   ELECTION OF DIRECTORS

                        FOR    WITHHOLD                            FOR    WITHHOLD                             FOR    WITHHOLD
01. D. D. Baldwin      /   /    /   /        05. K. L. Hawkins    /   /    /   /        09. D. P. O'Brien     /   /    /   /

02. W. K. Dobson       /   /    /   /        06. S. B. Jackson    /   /    /   /        10. J. R. Paul        /   /    /   /

03. P. Gauthier       /   /    /   /         07. P. L. Joskow     /   /    /   /        11. H. G. Schaefer    /   /    /   /

04. R. F. Haskayne    /   /    /   /         08. H. N. Kvisle     /   /    /   /        12. W. T. Stephens    /   /    /   /


2.   APPOINTMENT OF AUDITORS
                                                            FOR   WITHHOLD

Appointment of KPMG LLP, Chartered Accountants,            /   /    /   /
as Auditors and authorize the directors to fix their remuneration.


3.   AMENDMENTS TO THE STOCK OPTION PLAN                    FOR    AGAINST

Resolution amending the Stock Option Plan, as
described in the accompanying Management Proxy             /   /    /   /
Circular.

4.   APPROVAL OF THE SHAREHOLDER RIGHTS PLAN                FOR    AGAINST

Resolution continuing and ratifying, confirming
and approving the Shareholder Rights Plan, as              /   /    /   /
described in the accompanying Management Proxy
Circular.


THE PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT OF THE COMPANY. This form of the proxy, when properly executed, confers discretionary authority with respect to amendments to the matters identified in the Notice of Annual Meeting or other matters which properly come before the Meeting and the replacement of any nominee identified above if such nominee becomes unable or unwilling to serve. Management knows of no such amendments replacements or other matters. The shares represented by this proxy will be voted or withheld from voting on any ballot that may be called for. Where the person whose proxy is solicited specifies a choice with respect to any matter to be voted upon, the shares shall be voted in accordance with the choice so made. IF NO CHOICE IS SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOUR OF THE MATTER.

AUTHORIZED SIGNATURE(S) - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.
I/We hereby revoke any proxy previously given with respect to the Meeting. IF NO VOTING INSTRUCTIONS ARE INDICATED ABOVE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY MANAGEMENT. I/We authorize you to act in accordance with my/our instructions set out herein.

Signature(s)                                Date - Day   Month     Year
---------------------------                 ------------------------------------
                                            /  /  /      /  /  /   /  /  /  /  /
---------------------------                 ------------------------------------


INTERIM FINANCIAL DISCLOSURE
In accordance with securities regulations,           Mark this box if you
shareholders may elect annually to receive           would like to receive
interim financial statements, if they so       /  /  interim financial
request. If you wish to receive interim              statements.
financial statements, please mark this box:

As always, you can access TransCanada reports online at www.transcanada.com


/ /  T R P Q                                                           +